Exhibit 99.1

Bumble Inc. Announces First Quarter 2024 Results

Total Revenue Increased 10% to $268 Million

Bumble App Revenue Increased 11% to $216 Million

Bumble App Paying Users Increased 18% to 2.7 Million; Grew 42,000 Quarter Over Quarter

Net Earnings of $33.9 Million, Adjusted EBITDA of $74.0 Million

AUSTIN, Texas, May 8, 2024 - Bumble Inc. (NASDAQ: BMBL) today reported financial results for the first quarter ended March 31, 2024.

“We delivered solid Q1 financial results while making great progress on our plans to unlock Bumble’s next phase of growth,” said Lidiane Jones, CEO of Bumble Inc. “We’re actively listening to our customers and building experiences that put joy back into the online dating experience. We relaunched Bumble App – the first chapter in Bumble’s evolution – to give women more choice in how they Make The First Move, showcasing a new pace of innovation and renewed commitment to our mission.”

First Quarter 2024 Financial and Operational Highlights:

(All comparisons relative to the First Quarter 2023)

•
Total Revenue increased 10.2% to $267.8 million, compared to $242.9 million. This includes a favorable impact of $0.1 million from foreign currency movements year over year.
o
Bumble App Revenue increased 11.1% to $215.8 million, compared to $194.3 million. This includes an unfavorable impact of $0.4 million from foreign currency movements year over year.
o
Badoo App and Other Revenue increased 6.9% to $52.0 million, compared to $48.7 million. This includes a favorable impact of $0.5 million from foreign currency movements year over year.
•
Total Paying Users increased to 4.0 million, compared to 3.5 million.
•
Total Average Revenue per Paying User ("ARPPU") decreased to $21.84, compared to $22.83.
•
Net earnings were $33.9 million, or 12.6% of revenue, compared to net loss of $2.3 million, or (1.0)% of revenue.
•
Adjusted EBITDA was $74.0 million, or 27.6% of revenue, compared to $59.3 million, or 24.4% of revenue.

“In the first quarter, we executed on our strategic priorities with discipline and exceeded our Adjusted EBITDA expectations,” said Anu Subramanian, Chief Financial Officer of Bumble Inc. “Our business transformation has enabled greater agility as we build momentum for our refreshed Bumble App and look to reaccelerate our business through the rest of the year. We maintain a strong cash position and will continue to augment capital returns through our increased share repurchase authorization announced today.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates and, for periods prior to the fourth quarter of 2023, excluding paying users and revenue generated from Fruitz. Beginning in the fourth quarter of 2023, paying users and revenue generated from Fruitz are included in our key operating metrics. Prior period information and key operating metrics have not been recast to include paying users and revenue generated from Fruitz. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Bumble App Paying Users	2,730.0	2,318.8
Badoo App and Other Paying Users	1,294.3	1,141.0
Total Paying Users	4,024.3	3,459.8
Bumble App Average Revenue per Paying User	$26.34	$27.93
Badoo App and Other Average Revenue per Paying User	$12.35	$12.47
Total Average Revenue per Paying User	$21.84	$22.83

Balance Sheet:

As of March 31, 2024, total cash and cash equivalents were $262.7 million and total debt was $619.9 million.

Share Repurchase Program:

During the first quarter of 2024, there was a total of $84 million in share repurchases under our previously announced $300 million share repurchase program. As of March 31, 2024, a total of $59 million remained available under the share repurchase program. The Company announced today an increase in the share repurchase program authorized amount from $300 million to $450 million, which increases the amount available for repurchases under the program to $209 million.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth which is growth in GAAP net earnings (loss) as a percentage of revenue has not been provided for the outlook included herein as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Bumble anticipates the following for the second quarter ending June 30, 2024 and full year ending December 31, 2024:

Second Quarter 2024:

•
Total Revenue in the range of $269 million to $275 million, which includes:
o
Bumble App Revenue of $218 million to $222 million.
•
Adjusted EBITDA in the range of $69 million to $73 million.

Full Year 2024:

•
Total Revenue year over year growth in the range of 8% to 11%.
o
Bumble App Revenue year over year growth in the range of 9% to 11%.
•
Adjusted EBITDA margin growth of at least 300 basis points.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its first quarter 2024 financial results at 4:30 p.m. Eastern Time today, May 8, 2024. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

As used in this press release, unless otherwise noted or the context requires otherwise, the following terms have the following meanings. Our key metrics (Bumble App Paying Users, Badoo App and Other Paying Users, Total Paying Users, Bumble App Average Revenue per Paying User, Badoo App and Other Average Revenue per Paying User, and Total Average Revenue per Paying User) were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates and, for periods prior to the fourth quarter of 2023, excluding paying users and revenue generated from Fruitz. Beginning in the fourth quarter of 2023, paying users and revenue generated from Fruitz are included in our key operating metrics.

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a user that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Paying User is a user that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month, or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and costs associated with our restructuring plan, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysis, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, interest rate swaps and investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and restructuring costs.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, including the recently announced global workforce reduction and restructuring of our operations and its expected impact, our financial performance, our industry and our business and other non-historical statements, including without limitation the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
the risk that the costs and charges related to our recently announced global workforce reduction and restructuring of our operations and its expected impact may be greater than anticipated or incurred in different periods than anticipated
•
the risk that our restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated
•
our ability to retain existing users or attract new users and to convert users to paying users
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
our ability to maintain the value and reputation of our brands
•
risks relating to changes to our existing brands and products, or the introduction or acquisition of new brands or products
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
challenges with properly managing the use of artificial intelligence
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•
our substantial indebtedness
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of Blackstone and our Founder
•
our ability to attract hire and retain a highly qualified and diverse workforce, or maintain our corporate culture

•
changes in business or macroeconomic conditions, including the impact of widespread health emergencies or pandemics and measures taken in response, lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events, political unrest (which may be heightened in a U.S. presidential election year), armed conflicts, including conflicts in Eastern Europe and the Middle East, extreme weather events or natural disasters
•
foreign currency exchange rate fluctuations

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Bumble For Friends, Badoo, Fruitz and Official. The Bumble platform enables people to build healthy and equitable relationships, through Kind Connections. Founded by Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Date mode), friendship (BFF Mode) and professional networking (Bizz mode). Bumble For Friends app is a friendship app where people in all stages of life can meet people nearby and create meaningful platonic connections. Badoo, which was founded in 2006, was one of the pioneers of web and mobile free-to-use dating products. Fruitz, founded in 2017, encourages honesty and transparency by sharing dating intentions from the first touch point. Official, founded in 2020, is an app that is intended to help couples build healthy and lasting habits in their romantic relationships.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$262,699	$355,642
Accounts receivable (net of allowance of $658 and $648, respectively)	100,685	102,677
Other current assets	30,708	34,732
Total current assets	394,092	493,051
Right-of-use assets	13,989	15,425
Property and equipment (net of accumulated depreciation of $17,385 and $15,831, respectively)	11,675	12,462
Goodwill	1,584,842	1,585,750
Intangible assets, net	1,469,690	1,484,290
Deferred tax assets, net	26,009	27,029
Other noncurrent assets	16,652	7,120
Total assets	$3,516,949	$3,625,127
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$8,108	$4,611
Deferred revenue	46,776	48,749
Accrued expenses and other current liabilities	140,539	185,799
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	201,173	244,909
Long-term debt, net	614,181	615,176
Deferred tax liabilities, net	5,041	5,673
Payable to related parties pursuant to a tax receivable agreement	419,323	407,389
Other long-term liabilities	14,034	14,707
Total liabilities	1,253,752	1,287,854
Commitments and contingencies
Shareholders’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 139,237,906 shares issued and 126,114,247 shares outstanding as of March 31, 2024; 138,520,102 shares issued and 130,687,629 shares outstanding as of December 31, 2023)	1,392	1,385
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively)	—	—
Additional paid-in capital	1,764,917	1,772,449
Treasury stock (13,123,659 and 7,832,473 shares as of March 31, 2024 and December 31, 2023, respectively)	(119,364)	(73,764)
Accumulated deficit	(119,467)	(144,084)
Accumulated other comprehensive income	76,867	79,029
Total Bumble Inc. shareholders’ equity	1,604,345	1,635,015
Noncontrolling interests	658,852	702,258
Total shareholders’ equity	2,263,197	2,337,273
Total liabilities and shareholders’ equity	$3,516,949	$3,625,127

Bumble Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share information)

(Unaudited)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Revenue	$267,775	$242,948
Operating costs and expenses:
Cost of revenue	81,289	70,580
Selling and marketing expense	63,617	63,590
General and administrative expense	20,856	49,831
Product development expense	36,017	33,152
Depreciation and amortization expense	17,206	16,731
Total operating costs and expenses	218,985	233,884
Operating earnings (loss)	48,790	9,064
Interest income (expense), net	(8,918)	(5,219)
Other income (expense), net	1,475	(3,561)
Income (loss) before income taxes	41,347	284
Income tax benefit (provision)	(7,474)	(2,613)
Net earnings (loss)	33,873	(2,329)
Net earnings (loss) attributable to noncontrolling interests	9,256	(718)
Net earnings (loss) attributable to Bumble Inc. shareholders	$24,617	$(1,611)
Net earnings (loss) per share attributable to Bumble Inc. shareholders
Basic earnings (loss) per share	$0.19	$(0.01)
Diluted earnings (loss) per share	$0.19	$(0.01)

Bumble Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Cash flows from operating activities:
Net earnings (loss)	$33,873	$(2,329)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	17,206	16,731
Changes in fair value of interest rate swaps	(1,578)	4,233
Changes in fair value of contingent earn-out liability	(15,689)	(646)
Non-cash lease expense	894	862
Tax receivable agreement liability remeasurement expense	230	—
Deferred income tax	164	(2,721)
Stock-based compensation expense	26	28,584
Net foreign exchange difference	145	(1,990)
Other, net	(3,237)	11,855
Changes in assets and liabilities:
Accounts receivable	3,566	(26,034)
Other current assets	(4,267)	(7,060)
Accounts payable	3,386	6,037
Deferred revenue	(1,973)	1,021
Legal liabilities	(17,315)	—
Lease liabilities	(386)	(959)
Accrued expenses and other current liabilities	(12,880)	(14,164)
Other, net	255	(31)
Net cash provided by (used in) operating activities	2,420	13,389
Cash flows from investing activities:
Capital expenditures	(2,801)	(6,811)
Net cash provided by (used in) investing activities	(2,801)	(6,811)
Cash flows from financing activities:
Repayment of term loan	(1,438)	(1,438)
Distributions paid to noncontrolling interest holders	(2,721)	(5,409)
Share repurchases	(62,108)	—
Purchase of Common Units	(22,155)	—
Withholding tax paid on behalf of employees on stock-based awards	(5,944)	(9,321)
Net cash provided by (used in) financing activities	(94,366)	(16,168)
Effects of exchange rate changes on cash and cash equivalents	1,598	(4,261)
Net increase (decrease) in cash and cash equivalents and restricted cash	(93,149)	(13,851)
Cash and cash equivalents and restricted cash, beginning of the period	359,202	407,042
Cash and cash equivalents and restricted cash, end of the period	266,053	393,191
Less restricted cash	(3,354)	(4,236)
Cash and cash equivalents, end of the period	$262,699	$388,955

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Reconciliation of Net Cash Provided By (Used in) Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Net earnings (loss)	$33,873	$(2,329)
Add back:
Income tax (benefit) provision	7,474	2,613
Interest (income) expense, net	8,918	5,219
Depreciation and amortization expense	17,206	16,731
Stock-based compensation expense	26	28,584
Employer costs related to stock-based compensation (1)	1,387	2,559
Litigation costs, net of insurance reimbursements (2)	5,236	1,533
Foreign exchange (gain) loss (3)	—	(568)
Changes in fair value of interest rate swaps (4)	(1,578)	4,233
Restructuring costs (5)	16,616	—
Transaction and other costs (6)	337	1,297
Changes in fair value of contingent earn-out liability	(15,689)	(646)
Changes in fair value of investments in equity securities	3	100
Tax receivable agreement liability remeasurement expense (7)	230	—
Adjusted EBITDA	$74,039	$59,326
Net earnings (loss) margin	12.6%	(1.0)%
Adjusted EBITDA margin	27.6%	24.4%

Net cash provided by (used in) operating activities	$2,420	$13,389
Less:
Capital expenditures	(2,801)	(6,811)
Free cash flow	$(381)	$6,578
Operating cash flow conversion	7.1%	*
Free cash flow conversion	(0.5)%	11.1%

* Not meaningful

(1)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(2)
Represents certain litigation costs and insurance proceeds associated with pending litigations or settlements of litigation.
(3)
Represents foreign exchange (gain) loss due to foreign currency transactions.
(4)
Represents fair value (gain) loss on interest rate swaps.
(5)
Represents costs associated with the restructuring plan announced in February 2024, such as severance, benefits and other related costs.
(6)
Represents transaction costs related to acquisitions and secondary offerings such as legal, accounting, advisory fees and other related costs.
(7)
Represents recognized adjustments to the tax receivable agreement liability.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Cost of revenue	$545	$1,138
Selling and marketing expense	(2,862)	3,527
General and administrative expense	(1,506)	14,817
Product development expense	3,849	9,102
Total stock-based compensation expense	$26	$28,584

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Cost of revenue GAAP	$81,289	$70,580
Stock-based compensation expense	(545)	(1,138)
Payroll tax expense related to stock-based compensation	(64)	(134)
Restructuring costs	(920)	—
Transaction and other costs	(144)	—
Cost of revenue non-GAAP	$79,616	$69,308

(In thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Selling and marketing expense GAAP	$63,617	$63,590
Stock-based compensation expense	2,862	(3,527)
Payroll tax expense related to stock-based compensation	(139)	(185)
Restructuring costs	(3,084)	—
Selling and marketing expense non-GAAP	$63,256	$59,878

(In thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
General and administrative expense GAAP	$20,856	$49,831
Changes in fair value of contingent earn-out liability	15,689	646
Litigation costs, net of insurance proceeds	(5,236)	(1,533)
Stock-based compensation expense	1,506	(14,817)
Payroll tax expense related to stock-based compensation	(475)	(881)
Restructuring costs	(4,591)	—
Transaction and other costs	(193)	(1,297)
General and administrative expense non-GAAP	$27,556	$31,949

(In thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Product development expense GAAP	$36,017	$33,152
Stock-based compensation expense	(3,849)	(9,102)
Payroll tax expense related to stock-based compensation	(709)	(1,359)
Restructuring costs	(8,021)	—
Product development expense non-GAAP	$23,438	$22,691

(In thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Total operating costs and expenses GAAP	$218,985	$233,884
Depreciation and amortization expense	(17,206)	(16,731)
Changes in fair value of contingent earn-out liability	15,689	646
Litigation costs, net of insurance proceeds	(5,236)	(1,533)
Stock-based compensation expense	(26)	(28,584)
Payroll tax expense related to stock-based compensation	(1,387)	(2,559)
Restructuring costs	(16,616)	—
Transaction and other costs	(337)	(1,297)
Total operating costs and expenses non-GAAP	$193,866	$183,826